Exhibit 32.2.

Section 906 Certification by Yazimin Leyva

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Yazimin Leyva , Treasurer of Altus Explorations Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-QSB of Altus Explorations Inc. for the period ended September 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Altus Explorations Inc.

Date: November 14, 2006

/ s / Yazimin Leyva

Yazimin Leyva
Treasurer
(Principal Financial Officer and Principal Accounting Officer)